UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2016 (December 1, 2016)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2016, CNX Gas Company LLC (“CNX Gas”), a Virginia limited liability company and indirect subsidiary of CONSOL Energy Inc., a Delaware company (“CONSOL”), and Noble Energy, Inc., a Delaware company (“Noble Energy”), closed the transactions contemplated by that previously announced Exchange Agreement, dated as of October 29, 2016 (as amended, the “Exchange Agreement”), that was entered into by and between CNX Gas and Noble Energy. Pursuant to the Exchange Agreement, CNX Gas and Noble Energy exchanged certain jointly owned oil and gas properties and related assets (“Co-Owned Properties) that were previously subject to the Joint Development Agreement between CNX Gas and Noble, dated September 30, 2011, as amended (the “Joint Development Agreement”), regarding the joint development of the Co-Owned Properties and the obligation of Noble to fund one-third of CNX Gas’ eligible costs with respect to the development of the Co-Owned Properties (the “Carried Costs”). Pursuant to the Exchange Agreement, at closing, (a) CNX Gas transferred its interests in certain of the Co-Owned Properties and cancelled and forgave the remaining balance of the Carried Costs, and (b) Noble Energy transferred its interests in certain of the Co-Owned Properties and paid CONSOL a cash amount of $213 million, which includes $8 million of closing adjustments (subject to further post-closing adjustments provided for in the Exchange Agreement), such that after the closing, either CNX Gas or Noble will own 100% of the interests in a particular geographic location. The Joint Development Agreement terminated at closing.

The description set forth above of the Exchange Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Exchange Agreement, which is incorporated by reference to Exhibit 2.1 of Form 8-K (file no. 001-14901) filed on October 31, 2016, and any immaterial amendments thereto.

The Exchange Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL or any of its subsidiaries or affiliates or their assets. The representations, warranties and covenants contained in the Exchange Agreement are made solely for purposes of the agreement and are made as of its date; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Exchange Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL or any of its subsidiaries or affiliates or their assets. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 2.1	Exchange Agreement dated October 28, 2016, by and between CNX Gas Company LLC and Noble Energy, Inc. including Appendix I (Definitions) thereto, which is incorporated by reference to Exhibit 2.1 to Form 8-K (file no. 001-14901) filed on October 31, 2016. Exhibits and Schedules to the Exchange Agreement identified in the Table of Contents to the Exchange Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ David M. Khani
David M. Khani
Chief Financial Officer and Executive Vice President

Dated: December 2, 2016

Exhibit Index

Exhibit Number	Description of the Exhibit

Exhibit 2.1	Exchange Agreement dated October 28, 2016, by and between CNX Gas Company LLC and Noble Energy, Inc. including Appendix I (Definitions) thereto, which is incorporated by reference to Exhibit 2.1 to Form 8-K (file no. 001-14901) filed on October 31, 2016. Exhibits and Schedules to the Exchange Agreement identified in the Table of Contents to the Exchange Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.